EXHIBIT 99.2

Fourth Quarter and Full Year 2016 Conference Call & Webcast February 28, 2017

Welcome and Participants • Vyomesh Joshi – President & Chief Executive Officer • John McMullen – Executive Vice President & Chief Financial Officer • Andy Johnson – Executive Vice President & Chief Legal Officer • Stacey Witten – Vice President, Investor Relations To participate via phone, please dial: US: 1 - 800 - 407 - 8291 Outside the US: 1 - 201 - 689 - 8345 2

Forward Looking Statements This presentation contains certain statements that are not statements of historical or current facts are forward - looking stateme nts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward - looking statements include statements concerning plans, objectives, goals, strategies, expectations , intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. I n s ome cases, you can identify forward - looking statements by terms such as “believes,” “beliefs,” ''may,'' ''will,'' ''should,'' expects,'' ''intends,'' ''plans,'' ''anticipates,'' ''est ima tes,'' ''predicts,'' ''projects,'' ''potential,'' ''continue,'' and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward - looking statements of thi s nature. All such forward - looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on t his message including those set forth below. Forward - looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, usi ng information currently available, and are necessarily subject to uncertainties, many of which are outside our control. In addition, we undertake no obligation to u pda te or revise any forward - looking statements made by us or on our behalf, whether as a result of future developments, subsequent events or circumstances, or otherwise, or to reflect the o ccu rrence or likelihood of unanticipated events, and we disclaim any such obligation. Forward - looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown r isk s, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, deve lop ments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied b y t hese forward - looking statements. Although we believe that the expectations reflected in the forward - looking statements are reasonable, forward - looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or resul ts will be achieved. 3D System’s actual results could differ materially from those stated or implied in forward - looking statements. Past performance is not necessarily indicative of future results. We do not undertake any obligation to and do not intend to update any forward - looking statements whether as a result of future developments, subsequent events or circumstances o r otherwise. Further , we encourage you to review “Risk Factors” in Part 1 of our Annual Report on Form 10 - K and Part II of our quarterly reports on Form 10 - Q filed with the SEC as well as other information about us in our filings with the SEC. These are available at www.SEC.gov. 3

Vyomesh Joshi (VJ) President & Chief Executive Officer

Overview and Highlights 5 • 3D printing is at an inflection point and is shifting from prototyping to production. • Use case by use case approach to key verticals, leveraging our core assets and domain expertise. • Executing an annuity based business model combining materials, services and software with structural improvements for profitable growth. • We are seeing clear progress in quality, reliability, supply chain and overall cost structure.

Financial Highlights 6 • Full year revenue decreased 5%, or 2% excluding the contribution of discontinued consumer products from 2015 • Improved GPM and reduced operating expenses • Non - GAAP earnings growth of 70% for the full year • Positive cash flow from operations each quarter for a total of $57 million of cash from operations in 2016

Outlook and 2017 Guidance 7 • Revenue growth between 2% and 8% – In the range of $643 million to $684 million • GAAP EPS improvement of 106% to 117% – In the range of $ 0.02 to $ 0.06 per share • Non - GAAP EPS increase of 10% to 20% – In the range of $0.51 to $0.55 per share • Continued positive cash flow from operations

John McMullen Executive Vice President & Chief Financial Officer

Operating Results GAAP 9 2016 2015 Y/Y Favorable (Unfavorable) 2016 2015 Y/Y Favorable (Unfavorable) $ 165.9 $ 183.4 (10%) $ 633.0 $ 666.2 (5%) $ 82.9 $ 60.2 38% $ 309.8 $ 291.8 6% 50.0% 32.8% 1720 bps 48.9% 43.8% 510 bps $ 78.8 $ 626.1 87% $ 348.2 $ 933.7 63% 47.5% 341.4% 55.0% 140.2% $4.1 ($565.9) 101% ($38.4) ($641.9) 94% 2.5% (308.6%) (6.1%) (96.4%) $5.2 ($596.4) 101% ($38.4) ($655.5) 94% 3.1% (325.2%) (6.1%) (98.4%) $0.05 ($5.32) 101% ($0.35) ($5.85) 94% Fourth Quarter Full Year ($ in millions, except per share) Income (Loss) Per Share % of Revenue Net Income (Loss) % of Revenue Revenue Gross Profit Operating Income (Loss) Gross Profit Margin Operating Expenses % of Revenue

Operating Results Non - GAAP 10 We use non - GAAP measures to supplement our financial statements presented on a GAAP basis because management believes non - GAAP f inancial measures are useful to investors in evaluating our operating performance and to facilitate a better understanding of the impact that strategic acqui sit ions, non - recurring charges and certain non - cash expenses had on our financial results. 2016 2015 Y/Y Favorable (Unfavorable) 2016 2015 Y/Y Favorable (Unfavorable) $ 165.9 $ 183.4 (10%) $ 633.0 $ 666.2 (5%) $ 83.0 $ 87.6 (5%) $ 320.8 $ 319.5 0% 50.0% 47.7% 230 bps 50.7% 48.0% 270 bps $ 66.2 $ 66.5 0% $ 270.2 $ 280.5 (4%) 39.9% 36.3% 42.7% 42.1% $16.8 $21.2 (21%) $50.6 $39.0 30% 10.1% 11.6% 8.0% 5.9% $16.7 $20.9 (20%) $50.8 $30.0 69% 10.1% 11.4% 8.0% 4.5% $0.15 $0.19 (21%) $0.46 $0.27 70% Fourth Quarter Full Year ($ in millions, except per share) Revenue % of Revenue Net Income % of Revenue Earnings Per Share Gross Profit Gross Profit Margin Operating Expenses % of Revenue Operating Income

Revenue Drivers • Healthcare solutions • Materials • Software • Printers • On - demand parts 5% Full Year 2016 Compared to 2015: 18% 4% 12% 11 21% $ in millions $666.2 $633.0

Gross Profit & Margin • GPM improved to 48.9% GAAP and 50.7% non - GAAP for the full year • Executing plans to reduce costs 12 $ in millions - Charges related to portfolio prioritization negatively impacted Q4 2015 and Q3 2016 GAAP GPM

Operating Expenses 13 • GAAP operating expenses decreased from lower amortization, stock based compensation and legal expenses, and from lower R&D expenses as investments were prioritized • Driving appropriate cost structure and reinvesting in infrastructure and innovation $ in millions

Cash and Balance Sheet • Generated $56.9 million of cash from operations in 2016 • Cash balance of $184.9 million at December 31, 2016, an increase of $29.3 million for the year • Inventory decreased sequentially to $103.3 million and days sales outstanding improved to 70 days 14

Outlook and 2017 Guidance 15 • Revenue growth between 2% and 8% – In the range of $643 million to $684 million • GAAP EPS improvement of 106% to 117% – In the range of $ 0.02 to $ 0.06 per share • Non - GAAP EPS increase of 10% to 20% – In the range of $0.51 to $0.55 per share • Continued positive cash flow from operations

Vyomesh Joshi (VJ) President & Chief Executive Officer

Transforming Digital Dentistry • Acquisition of NextDent establishes strategic foothold to transform digital dentistry workflow • Combination of Figure 4 and NextDent materials will allow us to deliver transformative production solutions from the dentist’s chair to the dental lab 17

Vertical Use - Case Approach • Leverage our platform across all key verticals • Comprehensive solutions provide complete digital manufacturing workflow • Focused innovation for production solutions 18

Q&A Session In the USA: 1 - 877 - 407 - 8291 Outside the USA: 1 - 201 - 689 - 8345

Thank You

Appendix

Reconciliation of GAAP to Non-GAAP – Q4

(in thousands, except per share amounts)	Quarter Ended December 31, 2016 GAAP	Amortization, Stock-Based Compensation & Other	Legal and Acquisition-Related	Portfolio Restructuring	Non-GAAP
Revenue	$ 165,937	$ —	$ —	$ —	$ 165,937
Cost of sales	83,047	(85)	—	—	82,962
Gross profit	82,890	85	—	—	82,975
Gross profit margin	*50.0%*				*50.0%*
Operating expenses:					
Selling, general and administrative	57,767	(11,394)	(1,249)	—	45,124
Research and development	21,050	—	—	—	21,050
Impairment of goodwill and other intangible assets	—	—	—	—	—
Total operating expenses	78,817	(11,394)	(1,249)	—	66,174
Income (loss) from operations	4,073	11,479	1,249	—	16,801
Interest and other expense, net	102	—	—	—	102
Income (loss) before income taxes	3,971	11,479	1,249	—	16,699
Provision (benefit) for income taxes [a]	(1,212)	1,245	—	—	33
Net income (loss)	5,183	10,234	1,249	—	16,666
Less: net income (loss) attributable to noncontrolling interests	(47)	—	—	—	(47)
Net income (loss) attributable to 3D Systems Corporation	$ 5,230	$ 10,234	$ 1,249	$ —	$ 16,713
Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$ 0.05				$ 0.15

(in thousands, except per share amounts)	Quarter Ended December 31, 2015 GAAP	Amortization, Stock-Based Compensation & Other	Legal and Acquisition-Related	Portfolio Restructuring	Non-GAAP
Revenue	$ 183,363	$ —	$ —	$ —	$ 183,363
Cost of sales	123,203	(71)	—	(27,390)	95,742
Gross profit	60,160	71	—	27,390	87,621
Gross profit margin	*32.8%*				*47.7%*
Operating expenses:					
Selling, general and administrative	66,542	(19,038)	(3,409)	—	44,095
Research and development	22,360	—	—	—	22,360
Impairment of goodwill and other intangible assets	537,179		(537,179)		—
Total operating expenses	626,081	(19,038)	(540,588)	—	66,455
Income (loss) from operations	(565,921)	19,109	540,588	27,390	21,166
Interest and other expense, net	9,000	—	—	—	9,000
Income (loss) before income taxes	(574,921)	19,109	540,588	27,390	12,166
Provision (benefit) for income taxes [a]	29,535	(982)	(27,771)	(1,408)	(626)
Net income (loss)	(604,456)	20,091	568,359	28,798	12,792
Less: net income (loss) attributable to noncontrolling interests	(8,090)	—	—	—	(8,090)
Net income (loss) attributable to 3D Systems Corporation	$ (596,366)	$ 20,091	$ 568,359	$ 28,798	$ 20,882
Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$ (5.32)				$ 0.19

[a] Tax effect for the quarter ended March 31, 2016 and earlier periods was calculated quarterly, based on the Company's overall tax rate for each quarter. Tax effect for the quarters ended after March 31, 2016 was calculated based on the Company's quarterly U.S. tax rate, which was 0% as a result of the valuation allowance that was recorded in the fourth quarter of 2015, in connection with GAAP net losses. The amount in the fourth quarter of 2016 also includes $1.2 million related to an adjustment for a prior period.

22

Reconciliation of GAAP to Non-GAAP – Full Year

(in thousands, except per share amounts)	Full Year Ended December 31, 2016				
	GAAP	Amortization, Stock-Based Compensation & Other	Legal and Acquisition-Related	Portfolio Restructuring	Non-GAAP
Revenue	$ 632,965	$ —	$ —	$ —	$ 632,965
Cost of sales	323,214	(332)	—	(10,723)	312,159
Gross profit	309,751	332	—	10,723	320,806
Gross profit margin	*48.9%*				*50.7%*
Operating expenses:					
Selling, general and administrative	259,776	(66,087)	(5,741)	(34)	187,914
Research and development	88,395	—	—	(6,072)	82,323
Impairment of goodwill and other intangible assets	—	—	—	—	—
Total operating expenses	348,171	(66,087)	(5,741)	(6,106)	270,237
Income (loss) from operations	(38,420)	66,419	5,741	16,829	50,569
Interest and other expense, net	1,392	—	—	—	1,392
Income (loss) before income taxes	(39,812)	66,419	5,741	16,829	49,177
Provision (benefit) for income taxes [a]	(547)	(207)	(67)	—	(821)
Net income (loss)	(39,265)	66,626	5,808	16,829	49,998
Less: net income (loss) attributable to noncontrolling interests	(846)	—	—	—	(846)
Net income (loss) attributable to 3D Systems Corporation	$ (38,419)	$ 66,626	$ 5,808	$ 16,829	$ 50,844
Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$ (0.35)				$ 0.46

(in thousands, except per share amounts)	Full Year Ended December 31, 2015				
	GAAP	Amortization, Stock-Based Compensation & Other	Legal and Acquisition-Related	Portfolio Restructuring	Non-GAAP
Revenue	$ 666,163	$ —	$ —	$ —	$ 666,163
Cost of sales	374,354	(303)	—	(27,390)	346,661
Gross profit	291,809	303	—	27,390	319,502
Gross profit margin	*43.8%*				*48.0%*
Operating expenses:					
Selling, general and administrative	303,784	(95,496)	(20,556)	—	187,732
Research and development	92,770	—	—	—	92,770
Impairment of goodwill and other intangible assets	537,179	—	(537,179)	—	—
Total operating expenses	933,733	(95,496)	(557,735)	—	280,502
Income (loss) from operations	(641,924)	95,799	557,735	27,390	39,000
Interest and other expense, net	13,029	—	—	—	13,029
Income (loss) before income taxes	(654,953)	95,799	557,735	27,390	25,971
Provision (benefit) for income taxes [a]	8,972	21,493	(24,663)	(1,408)	4,394
Net income (loss)	(663,925)	74,306	582,398	28,798	21,577
Less: net income (loss) attributable to noncontrolling interests	(8,433)	—	—	—	(8,433)
Net income (loss) attributable to 3D Systems Corporation	$ (655,492)	$ 74,306	$ 582,398	$ 28,798	$ 30,010
Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$ (5.85)				$ 0.27

[a] Tax effect for the quarter ended March 31, 2016 and earlier periods was calculated quarterly, based on the Company's overall tax rate for each quarter. Tax effect for the quarters ended after March 31, 2016 was calculated based on the Company's quarterly U.S. tax rate, which was 0% as a result of the valuation allowance that was recorded in the fourth quarter of 2015, in connection with GAAP net losses. The amount in the fourth quarter of 2016 also includes $1.2 million related to an adjustment for a prior period.

23

Reconciliation of GAAP to Non - GAAP 2017 Guidance Tax effect for non - GAAP adjustments is based on the company

’s U.S. tax rate. As a result of the valuation allowance that was recorded in the fourth quarter of 2015, in connection with GAAP net losses, tax effect is expected to be 0% in 2017. 24 (in millions, except per share amounts) Low High Revenue $ 643 $ 684 GAAP Earnings per Share $ 0.02 $ 0.06 Estimated adjustments to arrive at non-GAAP EPS: Amortization 0.30 0.30 Stock Based Compensation 0.14 0.14 Acquisition, severance and settlements 0.05 0.05 Total Adjustments $ 0.49 $ 0.49 Non-GAAP Earnings per Share $ 0.51 $ 0.55 Full Year Ended December 31, 2017